Exhibit 99.1

                              Administrative Report
                                       for
            Hartford Life Global Funding Trust 2005-089 (the "Trust")

                         Payment Date September 15, 2005
                             CUSIP Number 41659FEJ9


(i) the amount received by the Indenture Trustee from Hartford Life Insurance Company ("Hartford Life") as of the payment date in respect of the principal, interest and premium, if any, on Funding Agreement No. 405089 (the "Funding Agreement") issued by Hartford Life Insurance Company ("Hartford Life").

                         Interest:        $6,303.75

                         Principal:       $0.00


(ii) the amount of payment on such Payment Date to holders allocable to principal and interest on the notes of the Trust

                         Interest:        $6,303.75

                         Principal:       $0.00


(iii) the aggregate stated principal amount of the Funding Agreement, the current interest rate or rates there on at the close of business on such Payment Date, and the current rating assigned to the Funding Agreement.


                    Aggregate Principal Amount: $1,681,015.00


                    Interest Rate: 4.50%


                    Ratings:
                       Moody's Investor Services: Aa3
                       Standard & Poors' Rating Service: AA-
                       A.M. Best Rating Service: aa-
                       Fitch Rating Service: AA

(iv) the aggregate principal balance of the notes of the Trust at the close of business on such Payment Date and the current rating assigned to such notes.

                    Aggregate Principal Amount: $1,681,000.00
                    Ratings:
                       Moody's Investor Services: Aa3
                       Standard & Poors' Rating Service: AA-
                       A.M. Best Rating Service: aa-
                       Fitch Rating Service: AA

AMACAR Pacific Corp.,as administrator of Hartford Life Global Funding Trust 2005-089

By: /s/ Evelyn Echevarria

Name:  ___Evelyn Echevarria__________________________

Title: ___Vice President_____________________________